UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 15, 2004
Date of Report (Date of earliest event reported)

ESPEY MFG & ELECTRONICS CORP.
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	1-4383 (Commission File Number)	14-1387171 (I.R.S. Employer Identification No.)

233 Ballston Avenue, Saratoga Springs, New York 12866
(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code): (518) 584-4100

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective November 15, 2004, Katrina L. Sparano was named Principal Accounting Officer and Assistant Treasurer. Mrs. Sparano joined the company in July 2004 working full-time in the Accounting Department. From 1998 to 2003, Mrs. Sparano was Assistant Controller of Cambridge Heart, Inc., a medical device company. From 1994 to 1998, Mrs. Sparano held various accounting positions within CR Bard, Inc., a healthcare products company. Mrs. Sparano is a certified public accountant and holds a B.S. degree in Accounting from the State University of New York at Buffalo.

Item 8.01  Other Events

At a meeting held following the Annual Meeting of Shareholders on November 12, 2004, the Board of Directors of Espey Mfg. & Electronics Corp. (the “Company”) determined that the number of directors of the Company shall be seven (7) until such number is revised in accordance with the By-Laws of the Company.  Accordingly, at present, there are no vacancies on the Board of Directors.  Directors Howard Pinsley, Alvin O. Sabo and Carl Helmetag, are Class A Directors, serving for a term expiring at the 2006 Annual Meeting.  Director Seymour Saslow is a Class B Director, serving for a term expiring at the 2007 Annual Meeting.  Directors Paul J. Corr, Barry Pinsley and Michael W. Wool, are Class C Directors, serving for a term expiring at the 2005 Annual Meeting.

Unless there is a change in the number of directors, at the 2005 Annual Meeting, two of the directors in Class C will be elected for a three year term and one of the directors in Class C will be reassigned to Class B and elected for a two year term.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESPEY MFG. & ELECTRONICS CORP. /s/ David A. O'Neil David A. O'Neil, Treasurer and Principal Financial Officer

Dated: November 17, 2004